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EXHIBIT 23.1   CONSENT OF CROWE, CHIZEK AND COMPANY, L.L.P.



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                                     [LOGO]

                                     CONSENT




     We hereby consent to the references to this firm and our state tax opinion in the Registration Statement on Form S-1 filed by Delphos Citizens Bancorp, Inc. and all amendments thereto and the Application for Conversion on the Form AC filed by Citizens Federal Savings and Loan Association of Delphos (the "Association") and all amendments thereto, relating to the conversion of the Association from a federally-chartered mutual savings association to a federally-chartered stock savings bank, the concurrent issuance of the Association's outstanding capital stock to Delphos Citizens Bancorp, Inc., a holding company formed for such purpose, and the offering of Delphos Citizens Bancorp, Inc.'s common stock.



                                   /s/ Crowe, Chizek and Company LLP
                                   Crowe, Chizek and Company LLP



September 30, 1996